EXHIBIT 10.31

$______                                                       December 31, 1996

                                PROMISSORY NOTE

For value received, the undersigned, Synadyne III, Inc. (the "Maker"), promises to pay to the order of ___________ ("Payee"), the principal amount of $_____ plus interest thereon, accruing on the rate of 10% per annum.

         1. PRINCIPAL AND INTEREST PAYMENT. All payment hereunder shall be payable in lawful money of the United States of America. This note shall mature and any amount of principal or interest then outstanding shall be due and payable on demand by the lawful holder hereof.

         2. PLACE OF PAYMENT. Payment shall be made to Payee at its corporate offices, or such other place as the holder hereof may designate in writing.

         3. PREPAYMENT. The Maker may prepay this Note, in whole or in part without penalty.

         4. DEFAULT/INTEREST. In the event that this Note, is not paid when due, interest shall thereafter be payable on all sums outstanding hereunder at eighteen percent per annum and Maker shall pay all costs of collection, including any reasonable attorneys' fees, incurred by the holder hereof in enforcing the rights of such holder under this Note.

         5. WAIVER OF NOTICE. Maker hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to this Note.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed the day and year first above written.

                                             /s/ PAUL M. BURRELL
                                             -------------------------
                                             Synadyne III, Inc.
                                             By: Paul N. Burell
                                             Vice President